MONTHLY STATEMENT
                  ---------------------------------------------

                             PROVIDIAN MASTER TRUST
                                  SERIES 1995-1
                  ---------------------------------------------


         Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1995-1 Supplement dated as of June 1, 1995 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank ("FDNB"), Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee, FDNB as Servicer is required to prepare certain information each month regarding current distributions to Senior Certificateholders and the Collateral Interest Holder and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1995-1 Certificates with respect to the Distribution Date occurring on May 15, 1997, and with respect to the performance of the Trust during the month of April is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1995-1 Senior Certificates (stated on the basis of $1,000 original certificate principal amount)

 (1)  The total amount distributed to Senior Certificateholders per $1,000
      original certificate principal amount                            $4.897917

 (2)  The amount set forth in A(1) above distributed to Senior
      Certificateholders with respect to interest per $1,000 original
      certificate principal amount                                     $4.897917

 (3)  The amount set forth in A(1) above distributed to Senior
      Certificateholders with respect to principal per $1,000 original
      certificate principal amount                                     $0.000000

B)   Information Regarding the Performance of the Trust

 (1) Allocation of Receivables Collections to the Series 1995-1 Certificates

 (a) The aggregate amount of Finance Charge Receivables collected during the Monthly Period immediately preceding the Distribution
     Date                                                         $84,359,152.90

 (b) The aggregate amount of Interchange collected and allocated to the Trust for the Monthly Period immediately preceding the Distribution
     Date                                                          $1,799,350.00

 (c) The aggregate amount of Principal Receivables collected during the Monthly
     Period immediately preceding the Distribution Date          $390,835,649.02

 (d) The Floating Allocation Percentage with respect to the Series 1995-1 Certificates for the Monthly Period immediately preceding the
     Distribution Date                                                17.221350%

 (e) The Principal Allocation Percentage with respect to the Series 1995-1 Certificates for the Monthly Period immediately preceding the
     Distribution Date                                                17.221350%

 (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 1995-1 Certificates for the Monthly Period immediately
     preceding the Distribution Date                             $14,837,657.38

 (g) The Principal Receivables collected and allocated to the Series 1995-1 Certificates for the Monthly Period immediately preceding the
     Distribution Date                                            $67,307,175.21

 (2) Available Finance Charge Collections and Reallocated Principal Collections for Series 1995-1 for the Monthly Period immediately preceding the Distribution Date

 (a) The Finance Charge Receivables and Interchange collected and allocated
     to the Series 1995-1 Certificates                            $14,837,657.38

 (b) Collection Account and Special Funding Account investment earnings
     allocated to the Series 1995-1 Certificates                     $103,334.97

 (c) PrincipalFunding Account Investment Proceeds                          $0.00

 (d) Prefunding Account Investment Proceeds                                $0.00

 (e) Reserve Account withdrawals, if applicable                            $0.00

 (f) Additional Finance Charges from other Series allocated to the
     Series 1995-1 Certificate                                     $7,009,993.14

 (g) Payments, if any, on deposit as of the Determination Date received
     from any Interest Rate Protection Agreements                          $0.00

 (h) Reallocated Principal Collections                                     $0.00

 (i) Total Available Finance Charge Collections and Reallocated
     Principal Collections for Series 1995-1 (total of (a), (b), (c),
     (d), (e), (f), (g) and (h) above)                            $21,950,985.49

 (3) Available Principal Collections for Series 1995-1 for the Monthly Period immediately preceding the Distribution Date

 (a) The Principal Receivables collected and allocated to the Series 1995-1
     Certificates                                                 $67,307,175.21

 (b) Shared Principal Collections from other Series allocated to the Series
     1995-1 Certificates                                                   $0.00

 (c) Additional amounts to be treated as Available Principal Collections
     pursuant to the Series Supplement                              6,474,201.41

 (d)  Reallocated Principal Collections                                    $0.00

 (e) Available Principal Collections for Series 1995-1 (total of (a), (b) and
     (c) minus (d) above)                                         $73,781,376.62

 (4) Delinquent Balances in the Trust

     The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

     (a)   31-60 days                            $87,461,962
     (b)   61-90 days                             55,062,335
     (c)   91 or more days                        97,292,967
                                                 -----------
     (d)   Total Delinquencies                  $239,817,264

 (5) Defaulted Amount

 (a) The aggregate amount of Defaulted Receivables with respect to the Trust for the Monthly Period immediately preceding the Distribution
     Date                                                         $41,430,147.75

 (b) The aggregate amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding the Distribution
     Date                                                          $3,836,106.68

 (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted Receivables minus
     Recoveries]                                                  $37,594,041.07

 (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series 1995-1 Certificates
     (the "Series 1995-1 Defaulted Amount")                        $6,474,201.41

 (e) The Senior Defaulted Amount [Series 1995-1 Defaulted Amount multiplied
     by the Senior Percentage]                                     $5,114,619.11

 (6) Senior Charge-Offs

 (a) The excess, if any, of the Senior Defaulted Amount over the sum of (i) Available Finance Charge  Collections applied to such
     Senior Defaulted Amount, (ii) Reallocated  Principal Collections and
     (iii) the amount by which the Collateral Invested Amount has been reduced in respect of such Senior Defaulted Amount
     (a "Senior Charge-Off")                                               $0.00

 (b) The amount of the Senior  Charge-Off set forth in item 6(a) above, per $1,000  original certificate  principal  amount (which  will have the effect of reducing,  pro rata, the amount of each Senior
     Certificateholder's investment)                                   $0.000000

 (c) The total amount reimbursed on the Distribution Date in respect of
     Senior Charge-Offs for prior Distribution Dates                       $0.00

 (d) The amount set forth in item 6(c) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Senior Certificateholder's
     investment)                                                       $0.000000

 (e) The amount,if any, by which the outstanding principal balance of the Senior Certificates exceeds the Senior Invested Amount and the Senior Initial Percentage of the Prefunding Account Balance, if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and
     distributions on such Distribution Date                               $0.00

 (7) Reductions in the Collateral Interest

 (a) The excess, if any, of the Collateral Defaulted Amount over Available Finance Charge Collections applied to such Collateral Defaulted
     Amount                                                                $0.00

 (b) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of Reallocated Principal
     Collections                                                           $0.00

 (c) The amount by which the Collateral Invested Amount has been reduced on the
     Distribution Date in respect of the unpaid Required Amount            $0.00

 (d) The total amount by which the Collateral Invested Amount has been reduced on the Distribution Date as set forth in items 7(a), (b)
     and (c)                                                               $0.00

 (e) The total amount reimbursed on the Distribution Date in respect of reductions in the Collateral Invested Amount on prior Distribution
     Dates                                                                 $0.00

 (f) The amount, if any, by which the outstanding  principal balance of the Collateral Interest exceeds the Collateral Invested Amount and the Collateral Percentage of the Prefunding Account Balance, if any,
     as of the Distribution Date, after giving effect to all deposits,
     withdrawals and distributions on the Distribution Date                $0.00

 (8) Investor Monthly Servicing Fee

     The amount of the Series 1995-1 Monthly Servicing Fee payable to the
     Servicer on the Distribution Date                             $1,385,416.67

 (9) Prefunding Account

 (a) The Prefunding Account Balance on the Distribution Date               $0.00

 (b) The Senior Percentage of the Prefunding Account Balance
     on the Distribution Date                                              $0.00

 (c) The Collateral Percentage of the Prefunding Account Balance on the
      Distribution Date                                                    $0.00

(10) Senior Monthly Interest

(a)  Senior Monthly Interest payable on the Distribution Date       3,675,886.46

(11) Principal Funding Account Amount

 (a) The amount on deposit in the Principal Funding Account on the
     Distribution Date, after giving effect to all deposits, withdrawals
     and distributions on such Distribution Date                           $0.00

 (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in January, 2000. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

(12) Deficit Controlled Accumulation Amount

     The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals and distributions on
     such Distribution Date                                                $0.00

(13) Reserve Account (if applicable)

(a) The amount on deposit in the Reserve Account, if funded, on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer
     Date                                                                    N/A

(b)  The Required Reserve Account Amount, if any, selected by the
     Servicer                                                                N/A

C)   Senior Invested Amount

(1) The Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance on the date of issuance (the "Senior Initial
     Amount")                                                    $750,500,000.00

(2) The Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance, if any, on the Distribution Date, after giving effect to all deposits, withdrawals and  distributions  on such  Distribution
     Date                                                        $750,500,000.00

(3) The Pool Factor for the Distribution Date (which represents the ratio of the Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance, if any, as of such Distribution Date, after giving effect to any adjustment in the Senior Invested Amount on such Distribution Date, to the Senior Initial Amount). The amount of a Senior Certificateholder's pro rate share of the Senior Invested Amount and the Prefunding Account Balance, if any, can be determined by multiplying the original denomination of the Senior Certificateholder's Certificate by the Pool
     Factor                                                             1.000000

D)   Collateral Invested Amount

(1) The Collateral Invested Amount and the Collateral Percentage of the Prefunding Account Balance on the date of
     issuance                                                    $199,500,000.00

(2) The Collateral Invested Amount and the Collateral Percentage of the Prefunding Account Balance, if any, on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
     Distribution Date                                           $199,500,000.00

(3)  The Collateral Invested Amount as a percentage of the sum of the
     Collateral Invested Amount and the Senior Invested Amount on such
     Distribution Date                                                    21.00%

E)   Receivables Balances

(1)  The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
     Period                                                       $5,412,660,752

(2) The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
     Period                                                          $96,527,092

F)   Annualized Percentages

(1)  The Gross Yield  (Available  Finance Charge  Collections for the Series
     1995-1   Certificates  for  the  preceding  Monthly  Period  (excluding payments received from Interest Rate Protection  Agreements) divided by
     the  Invested  Amount  of  the  Series  1995-1   Certificates  and  the
     Prefunding  Account  balance,  if any,  as of the  last day of the next
     preceding Monthly Period, multiplied by 12)                          27.73%

(2) The Net Loss Rate (the Series 1995-1 Defaulted Amount for the preceding Monthly Period divided by the Invested Amount of the Series 1995-1 Certificates and the Prefunding Account balance, if any, as of the last day of the next preceding Monthly Period, multiplied by
     12)                                                                   8.18%

(3)  The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the
     Series 1995-1 Certificates for the preceding Monthly Period)         19.55%

(4)  The Base Rate (Monthly Interest plus Monthly Servicing Fee (based on an assumed Servicing Fee Rate of 2% per annum) for the preceding
     Monthly Period with respect to the related  Distribution  Date, divided by the Invested Amount of the Series 1995-1  Certificates and
     the Prefunding Account Balance,  if any, as of the last
     day of the next preceding Monthly Period, multiplied by 12)           7.94%

(5)  The Net Spread (the Portfolio Yield minus the Base Rate for the
     Series 1995-1 Certificates for the preceding Monthly Period)         11.61%

(6) The Monthly Payment Rate (Collections of Principal Receivables and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding  Monthly  Period divided by the amount of Receivables in the Trust as of the last day of the next preceding Monthly
     Period)                                                               8.51%

G)   Series 1995-1 Information for the Last Three Distribution Dates

     1)       Gross Yield

              a) 5/15/97                27.73%
              b) 4/15/97                21.85%
              c) 3/17/97                23.81%

2)   Net Loss Rate

              a) 5/15/97                 8.18%
              b) 4/15/97                 8.56%
              c) 3/17/97                 8.31%

3)   Net Spread (Portfolio Yield Minus Base Rate)

              a) 5/15/97                11.61%
              b) 4/15/97                 5.78%
              c) 3/17/97                 8.39%

Three Month Average                      8.59%

4)   Monthly Payment Rate

              a) 5/15/97                 8.51%
              b) 4/15/97                 9.21%
              c) 3/17/97                10.29%


                             FIRST DEPOSIT NATIONAL BANK,
                             Servicer


                         By:  /s/ David J. Petrini
                              ---------------------------------
                         Name:  David J. Petrini
                         Title: Senior Vice President and Chief
                                Financial Officer